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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 February 7, 2005

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 7, 2005, Evolving Systems, Inc. (the "Company") filed a Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Company's Board of Directors authorized and approved the filing of the Certificate of Amendment on February 3, 2005. Pursuant to the Company's Restated Certificate of Incorporation and the Certificate of Designation of Series B Convertible Preferred Stock (the "Certificate of Designation"), the only stockholder approval required to authorize the Certificate of Amendment was from the sole holder of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which was obtained on February 4, 2005.

        The Certificate of Amendment amends certain provisions of the Certificate of Designation to:

  (i)
  clarify the procedures relating to the determination of whether a specified merger transaction is "Accretive;"

  (ii)
  limit the anti-dilution adjustments applicable to the Series B Preferred Stock to prohibit the Series B Preferred Stock from converting into twenty percent (20%) or more of the Company's Common Stock (the "Conversion Adjustment Cap") at any time prior to the approval thereof by the Company's stockholders; and

  (iii)
  prohibit the taking of any action by the Company that would trigger the Conversion Adjustment Cap without the written consent or affirmative vote of the holders of a majority of the shares of Series B Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(c)
Exhibits. The following exhibit is filed with this Report:

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2005

Evolving Systems, Inc.
By:	/s/ ANITA T. MOSELEY Anita T. Moseley Sr. Vice President & General Counsel

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designation of Series B Convertible Preferred Stock

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  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index